Exhibit 99.1

USCF Funds Trust

United States 3x Oil Fund

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$2,908,992
Unrealized Gain (Loss) on Market Value of Futures	(1,904,331)
Dividend Income	3,540
Interest Income	11,606
ETF Transaction Fees	3,825
Total Income (Loss)	$1,023,632

Expenses
Sponsor Management Fees	$12,601
Brokerage Commissions	8,218
Total Expenses	$20,819
Net Income (Loss)	$1,002,813

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$17,578,096
Additions (150,000 Shares)	3,020,075
Withdrawals (300,000 Shares)	(6,372,250)
Net Income (Loss)	1,002,813

Net Asset Value End of Month	$15,228,734
Net Asset Value Per Share (800,040 Shares)	$19.03

To the Shareholders of United States 3x Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust

United States 3x Short Oil Fund

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(776,065)
Unrealized Gain (Loss) on Market Value of Futures	522,355
Interest Income	2,978
ETF Transaction Fees	974
Total Income (Loss)	$(249,758)

Expenses
Sponsor Management Fees	$2,697
Brokerage Commissions	2,351
Total Expenses	$5,048
Net Income (Loss)	$(254,806)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$3,787,497
Additions (250,000 Shares)	1,730,367
Withdrawals (100,000 Shares)	(704,837)
Net Income (Loss)	(254,806)

Net Asset Value End of Month	$4,558,221
Net Asset Value Per Share (600,007 Shares)	$7.60

To the Shareholders of United States 3x Short Oil Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States 3x Short Oil Fund

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596

USCF Funds Trust

Monthly Account Statement

For the Month Ended November 30, 2019

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$2,132,927
Unrealized Gain (Loss) on Market Value of Futures	(1,381,976)
Dividend Income	3,540
Interest Income	14,584
ETF Transaction Fees	4,799
Total Income (Loss)	$773,874

Expenses
Sponsor Management Fees	$15,298
Brokerage Commissions	10,569
Total Expenses	$25,867
Net Income (Loss)	$748,007

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 11/1/19	$21,365,593
Additions (400,000 Shares)	4,750,442
Withdrawals (400,000 Shares)	(7,077,087)
Net Income (Loss)	748,007

Net Asset Value End of Month	$19,786,955

To the Shareholders of USCF Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, Sponsor of USCF Funds Trust

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596